Exhibit 3.1

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the corporation is: Healthaxis Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform the records of the Department):

(a)	Number and Street	City	State	Zip	County
	7301 N. State Highway 161, Suite 300	Irving	Texas	75039	Dallas

(b)	Name of Commercial Registered Office Provider				County
	c/o CT Corporation System

3.	The statute by or under which it was incorporated: Pennsylvania Business Corporation Law

4.	The date of its incorporation: June 4, 1982

5.	Check, and if appropriate complete, one of the following:

☒	The amendment shall be effective upon filing these Articles of Amendment in the Department of state.

☐	The amendment shall be effective on:		at

		Date		Hour

6.	Check one of the following:

☐	The amendment was adopted by the shareholders or members pursuant to 15 Pa. C.S. § 1914(a) and (b) or § 5914(a).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

☐	The amendment adopted by the corporation, set forth in full, is as follows:

☒	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 8th day of August, 2007.

Healthaxis Inc.

Name of Corporation

/s/ J. Brent Webb

Signature

SVP and General Counsel

Title

EXHIBIT A

ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

HEALTHAXIS INC.

Healthaxis Inc., a corporation organized and existing under and by virtue of the Pennsylvania Business Corporation Law;

DOES HEREBY CERTIFY:

First: That the Amended and Restated Articles of Incorporation of Healthaxis Inc. be amended by adding a new Article 5(e) to read in its entirety as follows:

(e) Uncertificated Shares. Any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that any shares represented by a certificate that are issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation.